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                                                                    EXHIBIT 23.2

                           [MOSS ADAMS LLP LETTERHEAD]




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the incorporation by reference in Amendment No. 1 to the Registration Statement on Form S-4 of Umpqua Holdings Corporation (Umpqua) of our report dated March 14, 2006, with respect to the consolidated balance sheet of Umpqua as of December 31, 2005, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for the year ended December 31, 2005, and in our same report, with respect to Umpqua management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of Umpqua for the year ended December 31, 2005, and to the reference to us under the heading "Experts" in the Prospectus, which is part of the Registration Statement.

/s/ MOSS ADAMS LLP

Portland, Oregon
April 12, 2006


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